As filed with the Securities and Exchange Commission on August 3, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EndoChoice Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	90-0886803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11405 Old Roswell Road

Alpharetta, Georgia 30009

(888) 683-3636

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James B. Young, Jr.

General Counsel and Corporate Secretary

11405 Old Roswell Road

Alpharetta, Georgia 30009

(888) 683-3636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Keith M. Townsend

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Primary Offering:
Common Stock, par value $0.001 per share	(2)	(2)	(3)	—
Preferred Stock, par value $0.001 per share	(2)	(2)	(3)	—
Warrants	(2)	(2)	(3)	—
Debt Securities	(2)	(2)	(3)	—
Total Primary Offering			$100,000,000	$10,070
Secondary Offering by Selling Stockholders:
Common Stock, par value $0.001 per share	6,060,444	$5.145(4)	$31,180,984.38	$3,139.93
Total			$131,180,984.38	$13,209.93

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant or the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)	The price is estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and was calculated based on the average of the high and low trading price per share of common stock of the Registrant on The New York Stock Exchange on August 2, 2016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we, nor the selling stockholders, may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated August 3, 2016

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

6,060,444 shares

Common Stock Offered by the Selling Stockholders

We may offer and sell, from time to time in one or more offerings, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon the conversion of debt securities or preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. The prices and terms of any offering will be determined at the time of the offering. In addition, the selling stockholders named herein may offer and sell, from time to time in one or more offerings, up to 6,060,444 shares of our common stock at prices and on terms to be determined at the time of the offering.

Each time that we or, if required, the selling stockholders offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and may also add, update or change the information in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before making a decision to invest in any of the securities being offered.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GI.” On August 2, 2016, the last reported sale price of our common stock was $5.05 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE or other securities exchange of the securities covered by the prospectus supplement.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

We and the selling stockholders will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale we or the selling stockholders may undertake, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, if required, the names of such agents or underwriters and any applicable fees, commissions, discounts or option to purchase additional securities will be set forth in a prospectus supplement.

We will not receive any proceeds from the sale of any securities covered by this prospectus sold by the selling stockholders. We will receive, however, proceeds from sale of other securities sold hereunder. We are bearing all of the expenses in connection with this offering, but all commissions, underwriting discounts, if any, and selling expenses incurred by the selling stockholders will be borne by the selling stockholders.

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell securities having an aggregate offering price of up to $100,000,000 in one or more offerings. In addition, the selling stockholders may from time to time sell an aggregate of up to 6,060,444 shares of common stock held by them in one or more offerings. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer and sell.

Each time we or, if required, the selling stockholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in any of the shares of common stock being offered.

This prospectus may not be used to consummate a sale of securities by us unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in this prospectus or any prospectus supplement, including any information that we incorporate by reference, or any free writing prospectus that we distribute. Neither we nor the selling stockholders have authorized anyone to provide you with different information, and neither we nor the selling stockholders take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement or contained in any free writing prospectus is accurate as of any date other than the date of the document. Neither we nor the selling stockholders are making an offer of securities in any jurisdiction where the offer is not permitted.

Throughout this prospectus, when we use the terms “we,” “us,” “our” and similar terms, we are referring to EndoChoice Holdings, Inc., including, as the context requires, its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC’s website at http://www.sec.gov. To receive copies of public records not posted to the SEC’s website at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. You also may read reports and other information about us at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We also make available free of charge on the Investors section of our website, http://www.endochoice.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus from the date we file that document. Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and may supersede information contained or incorporated by reference in this prospectus or any prospectus supplement.

We incorporate by reference in this prospectus the documents and portions of documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

•	our annual report on Form 10-K for the year ended December 31, 2015, filed on March 21, 2016 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2016 annual meeting of stockholders, filed on March 21, 2016); and

•	our quarterly reports on Form 10-Q for the quarter ended March 31, 2016, filed on May 4, 2016, and for the quarter ended June 30, 2016, filed on August 3, 2016; and

•	our current reports on Form 8-K filed on March 3, 2016 (Item 5.02 only) and May 4, 2016 (second filing only).

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at http://www.endochoice.com or by writing or calling us at the following address and telephone number:

EndoChoice Holdings, Inc.

Attn: Corporate Secretary

11405 Old Roswell Road

Alpharetta, Georgia 30009

(888) 682-3636

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PROSPECTUS SUMMARY

The following summary does not contain all of the information that you should consider before making your investment decision. You should read carefully the entire prospectus, any applicable prospectus supplement, any related free writing prospectus, and the financial statements, notes to financial statements and other information incorporated by reference in this prospectus before making an investment decision.

Overview

We are a medical device company focused exclusively on designing and commercializing a platform of innovative products for gastrointestinal, or GI, caregivers. We offer a comprehensive range of products and services that span single use devices and infection control, pathology, and imaging technologies. Since we began commercial operations in 2008, we have developed an extensive line of devices and infection control products and acquired pathology and scope repair services providers.

We founded our company to serve the evolving needs of GI specialists by continually bringing to market a broad suite of innovative products across the GI procedure cycle. We believe the needs of GI specialists are currently underserved due to the lack of a comprehensive provider solely focused on innovation in the GI endoscopy market. We currently serve over 2,500 GI departments that perform endoscopic procedures, which we believe represents approximately one-third of the U.S. market.

In December 2013, we began limited commercialization of our Fuse® full spectrum endoscopy system, or Fuse®. Our Fuse® system enables GI specialists to see more than twice the anatomy at any one time compared to standard, forward-viewing colonoscopes and has been clinically demonstrated to detect 69% more pre-cancerous polyps than standard colonoscopes. We believe our commitment to continuing innovation and focus on GI specialists provides us with the unique capability to meet their evolving needs. We intend to leverage our broad product platform, established customer relationships, commercial infrastructure and Fuse® technology to set a new standard of care for the global GI market.

Since our company’s founding in 2008, we have grown our revenues from $1.3 million in 2008 to $72.3 million in 2015. We have also grown our number of GI department customers in the United States from nearly 500 in 2009 to over 2,500 as of December 31, 2015. In addition to our direct sales forces in the United States and Germany, our products are sold by distributors in 30 countries. We are headquartered in Alpharetta, Georgia and maintain manufacturing and development centers in Halstenbek, Germany and Caesarea, Israel.

Corporate and Other Information

Our corporate predecessor, EndoChoice, Inc., was incorporated in October 2007 under the laws of Delaware. ECPM Holdings, LLC was established in Delaware in September 2012. In January 2013, all shares of EndoChoice, Inc. and all shares of Peer Medical Ltd. were exchanged for units of ECPM Holdings, LLC and both companies became our wholly owned subsidiaries. In January 2013, we also acquired all of the assets and selected liabilities of RMS Endoskopie-Technik Stephan Wieth e.K. through EndoChoice GmbH, a German company, which was a wholly-owned subsidiary of ECPM Holdings, LLC. On June 4, 2015, ECPM Holdings, LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to EndoChoice Holdings, Inc.

Our principal executive offices are located at 11405 Old Roswell Road, Alpharetta, Georgia 30009, and our telephone number at that address is (888) 682-3636. Our website is located at http://www.endochoice.com. Our website, and the information on our website, is neither part of, nor incorporated by reference into, this prospectus.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, which permits us to elect not to be subject to certain disclosure and other requirements that otherwise would have been applicable to us had we not been an “emerging growth company.” These provisions include:

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time as we are no longer an “emerging growth company.” We will qualify as an “emerging growth company” until the earliest of (1) the last day of our 2020 fiscal year, (2) the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (4) the last day of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under this definition, we could remain an “emerging growth company” until as late as December 31, 2020.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and any related free writing prospectus and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 21, 2016, which is incorporated by reference into this prospectus. If any of these risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, results of operations or financial condition could be materially and adversely affected. In such an event, the trading prices of our securities, including our common stock, could decline and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements included or incorporated by reference in this prospectus entirely by our risk factors and other cautionary factors included or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus, any of which could cause our actual results to differ materially from those contained in any forward-looking statements we make. We assume no obligation to update or revise any forward-looking statements included or incorporated by reference in this prospectus for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

DEFICIENCY OF EARNINGS TO FIXED CHARGES

The following table sets forth the deficiency of earnings to fixed charges for the six months ended June 30, 2016, and each of the years in the four-year period ended December 31, 2015. The following information should be read in conjunction with our financial statements, including the notes thereto, and the other financial information incorporated by reference herein.

	Six months ended June 30, 2016	Year ended December 31,
		2015	2014	2013	2012
Coverage Deficiency	$41,747	$59,384	$53,644	$23,918	$1,201

USE OF PROCEEDS

Unless otherwise specified in any applicable prospectus supplement or in any related free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities by us for general corporate purposes, which may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. We may temporarily invest any net proceeds in short-term, interest-bearing instruments prior to use.

We will not receive any of the proceeds from the sale of securities by the selling stockholders. We may, however, bear all or a portion of the expenses of the offering of securities by the selling stockholders, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our certificate of incorporation and bylaws, copies of which are available on our website or upon request from us, as well as the relevant portions of the Delaware General Corporation Law, or DGCL.

Common Stock

General. Our certificate of incorporation authorizes the issuance of 150,000,000 shares of our common stock. As of July 29, 2016, there were 26,047,419 shares of our common stock outstanding, par value $0.001 per share, and approximately 87 stockholders of record. The number of holders of record is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associates, corporations or entities in security position listings maintained by depositories.

Voting rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Unless otherwise required by law, matters submitted to a vote of our stockholders require the approval of a majority of votes cast by stockholders represented in person or by proxy and entitled to vote on such matter, except that directors are elected by a plurality of votes cast. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they so choose.

Dividend rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any then outstanding preferred stock.

Other matters. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to any other distribution rights granted to holders of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation permits our board of directors, without further action of stockholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more classes or series. Our board of directors also may fix the relative rights and preferences of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences and the number of shares constituting any class or series or the designation of the class or series. Terms selected by our board of directors in the future could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock. Currently, there are no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock.

Before we may issue any series of preferred stock, our board of directors will be required to adopt resolutions creating and designating such series of preferred stock. As a result, the following summary of terms of our preferred stock is not complete. You should refer to the provisions of our certificate of incorporation and bylaws and the resolutions containing the terms of each class or series of the preferred stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into shares of our preferred or common stock, and the conversion rate or conversion price, or how they will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into shares of our preferred or common stock, and the exchange rate or exchange price, or how they will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	any preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

Registration Rights Agreement

We are party to a registration rights agreement with certain holders of our outstanding common stock, including entities affiliated with Sequoia Capital, entities affiliated with River Cities Capital, U.M. Accelmed L.P., Council Capital II, LP, Envest III, LLC, Evergreen V, L.P. and Evergreen V-A, L.P., which we refer to collectively as the Investors.

Demand registration rights. At any time upon the request of holders of either (a) at least a majority of the investor registrable securities (or Investors holding a majority of the investor registrable securities held by all Investors) requesting the registration on Form S-1 of all or any portion of their registrable securities then outstanding (subject to certain limitations on minimum aggregate offering size) or (b) any holder of greater than or equal to 5% of the registrable securities requesting the registration on Form S-3 of all or any portion of their registrable securities, then we must within 10 days, give written notice of such requested registration to (i) all other holders of investor registrable securities (in the case of a requested registration on Form S-1) or (ii) all holders of greater than or equal to 5% of the registered securities (in the case of a requested registration on Form S-3). We are required to effect no more than two registrations on Form S-1. We are required to effect unlimited short-form registrations on Form S-3 subject to certain limitations.

We may postpone the filing of a registration statement for up to 180 days if our board of directors determines in good faith that it would be materially detrimental to us and our stockholders to effect such registration at such time.

Piggyback registration rights. If we propose to register any of our securities in connection with a public sale solely for cash, we must give prompt written notice to all holders of registrable securities with registration rights, who have 20 days to request inclusion in the registration, and cause to be registered shares held by our holders of registrable securities with registration rights that request to include their shares in the registration statement. However, this right does not apply to certain registrations, such as those relating to any of our employee benefit plans or a corporate reorganization. The managing underwriter of any underwritten public offering will have the right to limit, due to marketing reasons, the number of shares registered by these holders.

Registration expenses. We will pay all expenses incurred in connection with each of the registrations described above, except for underwriters’ discounts, selling commissions and other selling expenses. In addition, we will pay the reasonable fees and disbursements of counsel for the stockholders participating in such registration.

Indemnification. We have agreed, subject to certain exceptions, to indemnify against liabilities resulting from the registrations described above, each stockholder that is a party to the registration rights agreement.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The provisions of the DGCL and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Election and removal of directors. Our board of directors is divided into three classes, Class I, Class II and Class III, with terms ending at our annual meeting of stockholders held in 2019, 2017 and 2018, respectively. Following their terms, each class of directors will be elected for a successive three-year term. Our directors may be removed only by the affirmative vote of at least 66 2/3% of our then outstanding common stock and only for cause. This system of electing and removing directors generally makes it more difficult for stockholders to replace a majority of our directors.

Authorized but unissued shares. The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder action; advance notification of stockholder nominations and proposals. Our certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Our certificate of incorporation also requires that special meetings of stockholders be called only by a majority of our board of directors. In addition, our bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior to, nor earlier than, 120 days prior to the first anniversary of the last annual meeting of stockholders. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying changes in control of our management, which could depress the market price of our common stock.

Amendment of certain provisions in our organizational documents. The amendment of any of the above provisions of our certificate of incorporation or bylaws would require approval by holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation expressly prohibits cumulative voting.

Delaware anti-takeover law. Our certificate of incorporation provides that Section 203 of the DGCL, an anti-takeover law, will apply to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

Exclusive jurisdiction of certain actions. Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits the company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our bylaws also provide that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding or arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

Listing

Our common stock is listed on NYSE under the symbol “GI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, if any, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement and any free writing prospectus the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We will issue the debt securities under an indenture between us and the trustee. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture and supplemental indentures that contains the terms of the debt securities. Unless the context requires otherwise, whenever we refer to the indenture below, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. The indenture provides that we may issue debt securities up to the principal amount that we may authorize, which may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities under the indenture at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with original issue discount because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title of the series of debt securities;

•	any limit on the amount of such series of debt securities that may be issued;

•	the maturity date(s), or the method through which the maturity date(s) will be determined;

•	the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates or the method for determining such dates, and the basis on which interest will be calculated;

•	the place(s) where payments will be payable;

•	whether the debt securities are senior or subordinated;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the principal amount (and premium, if any) payable at stated maturity;

•	whether the debt securities will be issued with any original issue discount;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	any changes to the legal defeasance and covenant defeasance provisions described below that will be applicable to the debt securities;

•	whether the indenture will restrict our operations or the operations of our subsidiaries and the nature of such restrictions;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial or liquidity ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 thereof;

•	if other than U.S. dollars, the currency, composite currency or currency units in which the series of debt securities will be denominated and whether we or the holder may elect payment to be made in a different currency;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the interest rate, if any, payable on overdue installments of principal, premium or interest;

•	any deletions of, or changes or additions to, the events of default or covenants with respect to the series of debt securities;

•	any conversion or exchange provisions;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any paying agents, authenticating agents or security registrars;

•	any guarantees on the debt securities; and

•	any other terms of the series of debt securities (which shall not be inconsistent with the provisions of the indenture, except as permitted by a supplemental indenture, but which may modify or delete any of the provisions of the indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the U.S. or regulations thereunder or advisable (as determined by us) in connection with the marketing of the debt securities of the series.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under circumstances described in these provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example, in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

(1)	default in the payment of any interest on the debt securities of such series when such interest becomes due and payable and continuance of such default for a period of 30 days;

(2)	default in the payment of any principal (and premium, if any), including any redemption price due with respect to the debt securities of such series, when due and payable;

(3)	default in the observance or performance of certain of our other covenants or agreements contained in the indenture and continuance of such default for a period of 60 days after written notice is received by us from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding;

(4)

default on any of our or our subsidiaries’ indebtedness, having an aggregate principal amount outstanding of at least $50,000,000, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within the greater of (i) the period specified in such instrument and (ii) 60 days after written notice to us by the trustee or holders of at least 25% of the aggregate principal amount of the debt securities of such series then outstanding; or

(5)	certain events of bankruptcy, insolvency or reorganization involving us or any of our “significant subsidiaries,” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act.

If an event of default occurs and is continuing (other than an event of default specified in clause (5) above, which shall result in an automatic acceleration), then in each such case the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of (and premium, if any), and accrued and unpaid interest on, all of the debt securities of such series to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of such series may waiver all defaults or events of default and rescind and annul the declaration and its consequences if:

•	all events of default, other than the non-payment of accelerated principal of or interest on the debt securities, have been cured or waived;

•	we shall have deposited with the trustee all required payments of overdue interest, including interest on overdue principal and overdue installments of interest, and all principal which has become due otherwise than by such acceleration; and

•	we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances in accordance with the indenture.

The trustee will be required to give notice to the holders of the debt securities within 90 days of any known default under the indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to the debt securities (except a default in the payment of the principal of or premium, if any, or interest on the debt securities) if specified responsible officers of the trustee in good faith determine the withholding to be in the interest of the holders of such series of debt securities. The indenture will provide that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series, as well as an offer of reasonable indemnity, and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding debt securities. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of or premium, if any, or interest on the debt securities on or after the respective due dates thereof.

We will be required to periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification and Waiver

We and the trustee may, without the consent of any holder of the debt securities, modify or amend the indenture for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to conform the terms of the indenture or the debt securities to any provision or other description of the debt securities contained in any applicable prospectus supplement and this prospectus;

•	to provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the indenture and the debt securities, in each case in compliance with the provisions thereof;

•	to establish the form or terms of debt securities of any series as permitted under the indenture;

•	to comply with the rules of any applicable securities depository;

•	to make any change that would provide any additional rights or benefits to the holders of the debt securities of all or any series (including to secure the debt securities of such series, add guarantees with respect thereto, transfer any property to or with the trustee, add to our covenants for the benefit of the holders of the debt securities of such series, add any additional events of default, or surrender any right or power conferred upon us) or that does not adversely affect the legal rights hereunder of any holder of the debt securities of any series in any respect; or

•	supplement any provision of the indenture as shall be necessary to permit or facilitate the defeasance or discharge of the debt securities of all or any series as described below in “—Discharge, Defeasance and Covenant Defeasance;” provided that such action shall not adversely affect the interests of any holder of the debt securities of any series in any material respect.

Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of all then outstanding debt securities of each affected series voting separately, except that, without the consent of each holder of debt securities of each affected series, no amendment may:

•	reduce the percentage of outstanding debt securities necessary to modify or amend the indenture, to waive compliance with certain provisions of the indenture or certain defaults and their consequences provided in the indenture, or to reduce the quorum or change voting requirements set forth in the indenture;

•	reduce the rate of, or change or have the effect of changing the time for payment of interest, including defaulted interest, on the debt securities;

•	reduce the principal amount of, or change or have the effect of changing the stated maturity of the debt securities, or adversely change the date on which the debt securities may be subject to redemption or reduce the redemption price therefor;

•	make the debt securities payable in currency other than that stated in such debt securities or change the place of payment of the debt securities from that stated in the debt securities or in the indenture;

•	make any change in provisions of the indenture protecting the right of each holder of the debt securities to receive payment of principal of and interest on the debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting holders holding a majority in principal amount of the outstanding debt securities to waive defaults or events of default;

•	make any change to or modify the ranking of the debt securities that would adversely affect the holders of the debt securities; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the outstanding debt securities affected thereby.

Discharge, Defeasance and Covenant Defeasance

The indenture shall cease to be of further effect (subject to the survival of specified provisions) with respect to a series of debt securities when:

(1)	either (A) all outstanding debt securities of a series have been delivered to the trustee for cancellation (subject to specified exceptions) or (B) all debt securities of such series not delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their maturity date within one year or (iii) are to be called for redemption on a redemption date within one year under irrevocable arrangements satisfactory of the trustee for the giving of notice of the trustee in our name and at our expense, and in each case of (i), (ii) and (iii), we have deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, to the date of such deposit (if the debt securities of that series have become due and payable) or to the maturity date or redemption date, as the case may be;

(2)	we have paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of a series; and

(3)	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

The indenture provides that we may elect:

•	to be discharged from any and all obligations in respect of the debt securities of a series (subject to the survival of specified provisions), which we refer to as legal defeasance; or

•	to be released from compliance with the covenants contained in the indenture (other than our covenant to do or cause to be done all things necessary to preserve and keep in full force and effect our existence and the payment of certain taxes and other claims), which we refer to as covenant defeasance.

To effect legal defeasance or covenant defeasance, we will be required to make an irrevocable deposit with the trustee, in trust for such purpose, of money or government obligations that, through the scheduled payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal, premium, if any, and interest on the debt securities of that series on the scheduled due dates or the applicable redemption date, as the case may be, in accordance with the terms of the indenture and the debt securities of such series.

The trust described in the preceding paragraph may only be established if, among other things:

•	in the case of legal defeasance, we have delivered to the trustee a legal opinion of outside counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred, and such legal opinion must be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	if the cash and government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest on the debt securities of such series, provided such debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem the debt securities of such series on the date and to provide notice of the redemption to the holders of such debt securities;

•	such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which the we are bound; and

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities of such series shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

In the event we effect covenant defeasance with respect to the debt securities of a series, then any failure by us to comply with any covenant as to which there has been covenant defeasance will not constitute an event of default. However, if the debt securities of a series are declared due and payable because of the occurrence of any other event of default, the amount of monies and/or government obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the debt securities of such series at the time of any acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Payment of interest on any note on any interest payment date will be made to the person in whose name such note is registered at the close of business on the regular record date; provided, however, that each installment of interest on the debt securities may at our option be paid by (1) mailing a check for such interest payable to or upon the written order of the person entitled thereto, to the address of such person as it appears on the security register or (2) wire transfer to an account maintained by the payee located inside the United States.

Notices

Notice to holders will be given in writing and mailed, first-class postage prepaid, to each such holder at his address as it appears in the security register; provided that notices given to holders holding debt securities in book entry form may be given through the facilities of DTC or any successor depository.

Resignation and Removal of the Trustee

The trustee may resign at any time by giving written notice thereof to us. The trustee may also be removed upon 30-days’ written notice by act of the holders of a majority in principal amount of a then outstanding series of debt securities. The trustee may also be removed by us upon the occurrence of certain conditions under the indenture. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the applicable requirements of the indenture.

Governing Law

The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

SELLING STOCKHOLDERS

The following table, which was prepared based on information supplied to us by the selling stockholders, sets forth the name of each selling stockholder, the number and the percentage of shares of our common stock beneficially owned and to be offered by each selling stockholder pursuant to this prospectus. The table also provides information regarding the beneficial ownership of shares of our common stock by each selling stockholder as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus. However, because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by the prospectus, we cannot determine the number of such shares, if any, that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon completion of any particular offering. See “Plan of Distribution.” When we refer to the selling stockholders in the prospectus, we mean the persons listed in the table below, as well as their pledgees, donees, assignees, transferees and successors in interest. The ownership percentage indicated in the following table is based on 26,047,419 outstanding shares of common stock of as of July 29, 2016.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each selling stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by such selling stockholder.

	Shares Beneficially Owned Prior to This Offering		Maximum Number of Shares That May Be Offered	Shares Beneficially Owned After This Offering (assuming the sale of all shares that may be sold hereunder)
	Number	Percentage		Number	Percentage
Selling Stockholders:
Sequoia Funds (1)	3,972,235	15.3%	3,972,235	0	0%
Envest III LLC (2)	2,088,209	8.0%	2,088,209	0	0%

(1)	Represents (i) 2,188,962 shares held by SC US GF V Holdings, Ltd., (ii) 1,150,401 shares held by Sequoia Capital U.S. Growth Fund V, L.P. and (iii) 632,872 shares held by Sequoia Capital Israel IV Holdings, L.P. Sequoia Capital U.S. Growth Fund V, L.P. and Sequoia Capital USGF Principals Fund V, L.P. together own 100% of the outstanding ordinary shares of SC US GF V Holdings, Ltd. SC US (TTGP), Ltd. is the general partner of SCGF V Management, L.P., which is the general partner of each of Sequoia Capital U.S. Growth Fund V, L.P. and Sequoia Capital USGF Principals Fund V, L.P. SC Israel IV GenPar, Ltd. is the general partner of SC Israel IV Management, L.P., which is the general partner of Sequoia Capital Israel IV Holdings, L.P. (“SC Israel IV Holdings”). As a result, SC Israel IV GenPar, Ltd. may be deemed to share voting and dispositive power with respect to the shares held by SC Israel IV Holdings. The directors and stockholders of SC Israel IV GenPar, Ltd. that exercise voting and investment discretion with respect to SC Israel IV Holdings’ investments are Shmuel Levy and Haim Sadger. As a result, and by virtue of the relationships described in this footnote, each such person may be deemed to share beneficial ownership of the shares held by SC Israel IV Holdings. The address of each of the entities identified in this footnote is c/o Sequoia Capital, 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(2)	Envest Management III LLC exercises voting and investment discretion with respect to all shares held by Envest III LLC. The managers of Envest Management III LLC are David L. Kaufman and John R. Garel. Mr. Garel and Mr. Kaufman together with David L. Wolfe and Paul O. Hirschbiel exercise voting and investment discretion with respect to Envest Management III LLC as members of its investment committee. Mr. Kaufman has been a member of our board of directors since October 2009 and serves on our audit committee. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by Envest III LLC. Such individuals expressly disclaim any such beneficial ownership, except to the extent of their individual pecuniary interests therein. The address for this entity is 2101 Parks Ave., Suite 401, Virginia Beach, VA 23451.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell securities covered by this prospectus from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of our offering of the securities, including, to the extent applicable:

•	the price at which such securities will be offered;

•	the names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities;

•	the proceeds to us or the selling stockholders from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents; and

•	any discounts or concessions allowed or reallowed or repaid to dealers.

Underwriters and agents in any distribution contemplated hereby, including “at-the-market” offerings, will be named in the applicable prospectus supplement. Underwriters or agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If we or the selling stockholders use underwriters in the sale, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any offering price to the public and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

If we or the selling stockholders use dealers in the sale, we or the selling stockholders, as applicable, will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we or the selling stockholders use agents in the sale, the agents will use their reasonable best efforts to solicit purchases for the period of their appointment. If we or the selling stockholders sell directly, no underwriters or agents would be involved. Neither we nor the selling stockholders are making an offer of securities in any jurisdiction that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Securities Act. We and the selling stockholders may enter into agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we or the selling stockholders, as applicable, specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of EndoChoice Holdings, Inc. and subsidiaries as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, have been incorporated by reference in this Prospectus and Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses will be borne by the EndoChoice Holdings, Inc, which we refer to as the Company or the Registrant.

SEC registration fee	$13,045.61
FINRA filing fee		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing expenses		(1)
Miscellaneous		(1)

Total		$(1)

(1)    Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of common stock, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the common stock being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Company, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company may, in its discretion, similarly indemnify its employees and agents.

The certificate of incorporation and bylaws of the Company provide that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify from and against any and all of the expenses, liabilities or other maters referred to in Section 145 of the DGCL. In addition, the certificate of incorporation of the Company relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except with respect to liability for (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, under Section 174 of the DGCL (governing distributions to stockholders) or (iv) for any transaction from which the director derived any improper personal benefit.

The Company has entered into indemnification agreements with its directors and officers to provide such officers and directors with additional contractual assurances regarding the scope of their indemnification. The Company has also purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16. List of Exhibits.

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 17. Undertakings.

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however , that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

(5)	that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, State of Georgia, on August 3, 2016.

ENDOCHOICE HOLDINGS, INC.

By:	/s/ Mark G. Gilreath
	Name:	Mark G. Gilreath
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of EndoChoice Holdings, Inc. hereby constitutes and appoints Mark G. Gilreath, David N. Gill and James B. Young, Jr. and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of EndoChoice Holdings, Inc. on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ Mark G. Gilreath Mark G. Gilreath	Chief Executive Officer and Director (Principal Executive Officer)

/s/ David N. Gill David N. Gill	President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ William R. Enquist William R. Enquist	Chairman of the Board of Directors

/s/ James R. Balkcom James R. Balkcom	Director

/s/ J. Scott Carter J. Scott Carter	Director

/s/ D. Scott Davis D. Scott Davis	Director

/s/ R. Scott Huennekens R. Scott Huennekens	Director

/s/ David L. Kaufman David L. Kaufman	Director

/s/ David H. Mowry David H. Mowry	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Certificate of Incorporation of EndoChoice Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 6, 2015).

4.2	Bylaws of EndoChoice Holdings, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 6, 2015).

4.3	Form of Stock Certificate for Common Stock (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-203883) filed May 26, 2015).

4.4*	Form of Preferred Stock Certificate of Designations.

4.5*	Form of Stock Certificate for Preferred Stock.

4.6*	Form of Warrant Agreement.

4.7*	Form of Rights Agreement.

4.8*	Form of Note.

4.9	Form of Indenture.

5.1	Opinion of King & Spalding LLP.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of King & Spalding LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page hereof).

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*	If applicable, to be filed as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this Registration Statement in connection with a specific offering of securities.